Exhibit 10.4

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CONFIDENTIAL	Execution Copy

CO-MARKETING AGREEMENT

This Co-Marketing Agreement (this “Agreement”) is made effective as of March 21, 2007 (the “Effective Date”) between Cambridge Heart, Inc. (“Cambridge”) a Delaware corporation, having its principal place of business at 1 Oak Park Drive, Bedford, MA 01730 and St. Jude Medical, Inc. (“SJM”) a Minnesota corporation, located at One Lillehei Plaza, St. Paul, MN 55117-2000

Intending to be legally bound, Cambridge and SJM agree as follows:

1.	Definitions. As used in this Agreement,

(a) “Act” means the United States Food, Drug and Cosmetic Act and the regulations promulgated thereunder, as amended from time to time.

(b) “Business Day” means any day other than a Saturday, Sunday, or other day on which most or all commercial banks are closed in New York, New York.

(c) “Cambridge Base Business Account” means a SJM Target Account that has purchased a HearTwave System (i) on or before August 31, 2006 and has purchased at least two Disposables Units per month over the 12 complete calendar months preceding the Effective Date (or such lesser number of complete calendar months since such system was installed), or (ii) during the period from September 1, 2006 through the Effective Date.

(d) “Cambridge Intellectual Property” means the Intellectual Property rights of Cambridge used by Cambridge in the manufacture or distribution of the Products.

(e) “Cambridge Target Accounts” mean all physician practices other than the SJM Target Accounts, including without limitation, any general practitioners and any internal medicine physicians (whether or not such general practitioners or internal medicine physicians offer testing, diagnosis or treatment with respect to cardiac conditions).

(f) “Cardiology Practices” means any physician practices that include one or more practicing cardiologists specializing in the diagnosis and/or treatment of cardiac conditions, including, without limitation, electrophysiology, cardiac rhythm management, cardiovascular and cardiac surgery (but excluding any general practitioners and internal medicine physicians who are not part of a Cardiology Practice).

(g) “Disposables” mean any disposable products identified as such on Appendix A hereto, including, without limitation, any disposable sensors, manufactured and/or sold by Cambridge for use with the Products.

(h) “Disposables Unit” means Disposables necessary for one test with a HearTwave System.

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(i) “FDA” means the Food and Drug Administration of the United States Department of Health and Human Services.

(j) “FDA Approval” means clearance for marketing by the FDA under Section 510(k) of the Act, 21 U.S.C. §360(k), and 21 C.F.R. Part 807, Subpart E, or FDA premarket approval granted in accordance with 21 U.S.C. § 360e and 21 C.F.R. Part 814.

(k) “HearTwave System” means the non-implantable diagnostic systems for the surface recording of ECG for measurement of Microvolt T-Wave Alternans, which Cambridge markets under the tradenames, HearTwave I and HearTwave II, any improvements and upgrades thereto, and any later generations of such products and all product accessories required for the use thereof.

(l) “Intellectual Property” means any U.S. or foreign patents and patent applications (including any substitutions, extensions, reissues, renewals, divisionals, or continuations); trademarks, service marks and registrations thereof and applications therefore; copyrights and copyright registrations and applications; mask works and registrations thereof; all discoveries, innovations, ideas, inventions, technology, techniques, methods, know-how, trade secrets, processes, formulas, specifications, drawings and designs, computer programs or software, including all amendments, modifications, and improvements to any of the foregoing, and any other proprietary information.

(m) “Leveraged Sale” means the sale of a HearTwave System by SJM that is sold in combination with additional SJM products.

(n) “Monthly Disposables Unit Sales Average” means with respect to (i) a Cambridge Base Business Account, described in Section 1(c)(i) above, the average number of Disposables Units sold per month to such account, equal to the aggregate number of Disposables Units sold to such account during the 12 complete calendar months prior to the Effective Date divided by 12; provided that, if the HearTwave System purchased by the Cambridge Base Business Account was installed less than 12 complete calendar months prior to the Effective Date, the Monthly Disposables Unit Sales Average shall be calculated as above based on the monthly purchases of Disposables Units by such account during the number of complete calendar months since such system was installed, or (ii) a Cambridge Base Business Account described in Section 1(c)(ii), eight Disposables Units per month.

(o) “NDA” means that certain Mutual Non-Disclosure Agreement between the parties dated as of November 30, 2006.

(p) “Pipeline Account” means one of the up to [****] SJM Target Accounts listed on Appendix B, to which, prior to the Effective Date, Cambridge had delivered a written pricing proposal for a sale of a HearTwave System to such account.

(q) “Products” means all non-implantable diagnostic systems for the surface recording of ECG for measurement of Microvolt T-Wave Alternans (including, without limitation, the following components: (i) the HearTwave System, (ii) Disposables, and (iii) other

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components associated with the Products, including warranties and service contracts) developed, manufactured or made commercially available by Cambridge, all such Products and components as specifically identified on Appendix A hereto, as may be amended from time-to-time by mutual agreement of the parties.

(r) “Sales Price” means the price invoiced by Cambridge for each Product in accordance with Section 4(a). Sales Price shall not include any shipping charges or any tax, excise or governmental charges which are set forth separately on the invoice to the customer.

(s) “SJM Direct Competitor” means [****], or any entities that are affiliates of any of the foregoing and any entities or persons, including, without limitation, direct sales representatives, or independent sales representatives, acting as an agents for, or independent contractors on behalf of, the foregoing.

(t) “SJM Target Accounts” mean all Cardiology Practices, including without limitation all clinic-, office- and hospital-based practices, excluding only such practices that the parties have set forth on (and not removed from) Appendix C from time to time by mutual consent.

(u) “Territory” means the continent of North America, including the 50 states of the United States of America and the District of Columbia, Canada and Mexico.

(v) “Test Kits” means a Disposable that consists of a package of disposable sensors and related accessories prepared by Cambridge for use in a single test with a HearTwave System, which may be offered for sale by Cambridge during the Term.

(w) “Transition Date” means June 1, 2007.

2.	Appointment and Authority of SJM; Co-Exclusivity.

(a) Appointment. Subject to the terms and conditions of this Agreement, effective as of the Transition Date, Cambridge hereby appoints SJM, and SJM accepts that appointment as the sole sales representative for the Products to the SJM Target Accounts in the Territory. Subject to the terms and conditions of this Agreement, (i) from the Effective Date until the Transition Date, (A) Cambridge shall continue to have exclusive sales responsibility for all Cambridge Target Accounts, (B) Cambridge and SJM shall jointly have sales responsibility with respect to the Pipeline Accounts and ACC Sales Lead accounts, and (C) SJM shall have exclusive sales responsibility for all SJM Target Accounts other than Pipeline Accounts and ACC Sales Lead accounts; and (ii) effective as of the Transition Date, (A) SJM shall have exclusive sales responsibility for the Products to all SJM Target Accounts in the Territory and (B) Cambridge shall continue to have exclusive sales responsibility for the Products to all Cambridge Target Accounts. As of the Effective Date, Cambridge will not have any agreements with any third parties with respect to the distribution, co-marketing or sale of the Products to SJM Target Accounts within the Territory (except for agreements with respect to the sale of the Products by Cambridge to a third party end user).

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(b) Cambridge Exclusivity. During the Term (as defined in Section 11(a)), Cambridge agrees that it will not be a party to or enter into any agreement, arrangement or understanding, oral or written, with any SJM Direct Competitor with respect to the distribution, sale or marketing of any products of Cambridge within the Territory. From the Effective Date until the first anniversary of the Effective Date, Cambridge agrees that it will not be a party to or enter into any agreement, arrangement or understanding, oral or written, with any SJM Direct Competitor with respect to the distribution, sale or marketing of any products of Cambridge outside the Territory. Additionally, (i) from the first anniversary of the Effective Date until the expiration or termination of the Term, prior to entering into any agreement, arrangement or understanding, oral or written, with respect to the distribution, sale or marketing of any products of Cambridge outside the Territory with any SJM Direct Competitor and (ii) during the Term, prior to entering into any agreement, arrangement or understanding, oral or written (other than a “Change of Control Transaction” as defined below) with any SJM Direct Competitor for any purpose other than the distribution, sale or marketing of products of Cambridge (any agreement, arrangement or understanding referred to in subsections (i) or (ii) being referred to as a “Proposed Arrangement”), Cambridge must first give advance written notice to SJM indicating the general subject matter of such Proposed Arrangement. If SJM delivers a written request to Cambridge within 10 Business Days after receipt of written notice from Cambridge, Cambridge shall not enter into, or conduct any negotiations with respect to, the Proposed Arrangement for 30 days from the receipt of SJM’s written request, and Cambridge shall negotiate, exclusively, in good faith with SJM with respect to the terms and conditions of such Proposed Arrangement with SJM. If Cambridge and SJM do not enter into a letter of intent with respect to the Proposed Arrangement within the 30-day period, Cambridge may enter into the Proposed Arrangement with a SJM Direct Competitor. If Cambridge does not enter into the Proposed Arrangement within 180 days after the expiration of the 30-day period, then Cambridge shall deliver a new written notice to SJM and negotiate exclusively with SJM for 30 days in accordance with the terms of this section prior to entering into the Proposed Arrangement.

(c) Change of Control of Cambridge. If Cambridge shall receive a bona fide offer for the merger or sale of Cambridge with or into a third party, the sale of all or substantially all of Cambridge’s assets to a third party, or the exclusive licensing of all or substantially all of Cambridge’s Intellectual Property to a third party, or if a third party announces an offer to acquire, or has acquired, more than 35% of Cambridge’s outstanding voting securities (a “Change of Control Transaction”), Cambridge must give prompt written notice of such offer to SJM within two days of Cambridge’s receipt of such offer or Cambridge’s receiving notice of such announcement; provided that, Cambridge shall only be required to notify SJM that there has been an offer with respect to a Change of Control Transaction and shall not be required to disclose to SJM either the identity of the party making the offer or the terms of the offer, except that Cambridge shall state whether such party is a SJM Direct Competitor.

(d) Independent Contractors. SJM and Cambridge are independent contractors and are engaged in the operation of their own businesses. Except as set forth herein, neither party is to be considered the agent of the other party for any purpose whatsoever, and neither

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party has any authority to enter into any contracts or assume any obligations for the other party or make any warranties or representations on behalf of the other party unless agreed to in writing by the other party.

3.	Responsibilities of SJM.

(a) Sales and Marketing. SJM will provide commercially reasonable sales, marketing and nontechnical service functions for the Products to the SJM Target Accounts in the Territory, including identification of target accounts, sale or lease of systems and continuing sales support to promote the sale and utilization of the Products. Except as otherwise provided herein, SJM shall be responsible, at its expense, for the preparation of sales and marketing materials with respect to the Products; provided, that Cambridge shall have a reasonable opportunity to review, and provide SJM with input concerning, such sales and marketing materials, and, provided further, that except with respect to sales and marketing materials that are consistent with materials previously used or approved by the parties which remain accurate and meet regulatory requirements, the final form and content of any such sales and marketing materials shall be approved in advance by Cambridge, which approval shall not be unreasonably withheld.

(b) Training. SJM shall have primary responsibility for training the appropriate personnel of SJM with respect to the Products. SJM shall train at least [****]% of its U.S.-based Cardiac Rhythm Management sales representatives in accordance with this Section 3(b) by [****]. SJM shall be responsible for preparing the training materials used by SJM, provided that the content of any such training materials shall be determined in collaboration with Cambridge, provided further, that except with respect to training materials that are consistent with materials previously used or approved by the parties which remain accurate and meet regulatory requirements, the final form and content of any such training materials shall be approved in advance by Cambridge, which approval shall not be unreasonably withheld.

(c) Study Links. SJM may, in its sole discretion, promote and link any clinical or post-market studies that are sponsored by SJM to the Products; provided that prior to linking the Products to such clinical or post-market studies, SJM shall provide Cambridge with a reasonable opportunity to review, and provide input concerning, the clinical protocol and end-point of any study to which the Products are linked. Any use or distribution of clinical information or study data regarding the Products by either party must comply with all applicable federal and state laws, including, but not limited to, any laws regarding the promotion of a medical device for an unapproved use.

(d) Referrals. SJM shall refer to Cambridge all inquiries regarding the Products received by SJM from Cambridge Target Accounts.

(e) [****] Products. During the Term (the “Restricted Period”), SJM shall not distribute, sell, market or promote, directly or indirectly, any [****] systems (systems that do not have any [****] components, it being understood that this Section 3(e) shall not apply to any systems consisting of a [****]) [****]

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(“Covered Product”), provided, however, that the Restricted Period shall be extended for a period of [****] following the expiration or termination of the Term of this Agreement with respect to any Covered Product that is developed by [****].

(f) [****] Systems. Prior to developing or commercializing with [****] any [****] systems for [****] or entering into any agreement, arrangement or understanding, oral or written, with any third party concerning such development or commercialization (in either case, an “[****] Effort”), SJM must first give advance written notice to Cambridge indicating the general subject matter of such proposed [****] Effort. If Cambridge delivers a written request to SJM within 10 Business Days after receipt of written notice from SJM, SJM shall not commence any [****] Effort for 30 days from the receipt of Cambridge’s written request, and SJM shall negotiate, exclusively, in good faith with Cambridge with respect to the terms and conditions of an [****] Effort involving Cambridge or the Intellectual Property of Cambridge. If Cambridge and SJM do not enter into a letter of intent with respect to the [****] Effort within the 30-day period, SJM may commence the [****] Effort either alone or in collaboration with [****]. If SJM does not commence the [****] Effort within 180 days after the expiration of the 30-day period, then SJM shall deliver a new written notice to Cambridge and negotiate exclusively with Cambridge for 30 days in accordance with the terms of this section prior to commencing the [****] Effort.

(g) Clinical and Regulatory Services. SJM shall provide such clinical and regulatory services as Cambridge may reasonably request, which services shall be set forth in a mutually agreeable written services agreement; it being understood that Cambridge will provide substantially all of the clinical and regulatory services required under this Agreement. To the extent that SJM provides clinical or regulatory services at the request of Cambridge, Cambridge shall reimburse SJM for all direct or indirect costs incurred by SJM in providing such clinical or regulatory services.

(h) Compliance with Law. SJM shall at all times market, promote and distribute the Products in compliance with all applicable laws and regulations, including, without limitation, all federal and state laws regarding the sales and marketing of medical devices, the reporting of fees paid to healthcare professionals, and the reporting of clinical research information. Without limiting the generality of the foregoing, in connection with its sales and marketing efforts SJM shall not (i) publish or employ, or cooperate in the publication or employment of any misleading or deceptive sales or marketing materials or practices with respect to the Products; or (ii) make any representations, warranties, guarantees or claims to third parties with respect to the Products or uses of such Products that are inconsistent with the training and sales and marketing materials approved by Cambridge in accordance with the terms of this Agreement.

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4.	Obligations of Cambridge.

(a) Meeting SJM’s Requirements for Products. In accordance with Section 6, Cambridge agrees to invoice, fulfill and ship Products in the Territory in response to all purchase orders for the Products submitted by SJM Target Accounts (whether directly or through SJM) to Cambridge; subject to Cambridge’s right to reject purchase orders in accordance with its customary customer credit approval process. On or before the Transition Date, Cambridge shall have established an inventory of at least [****] HearTwave Systems (the “Minimum Inventory”), which shall be reserved solely for sales to SJM Target Accounts or Leveraged Sales, and thereafter during the Term, Cambridge shall maintain at all times the Minimum Inventory.

(b) Account Services.

(i)	Cambridge shall provide, at its own expense, all account services it customarily provides to accounts following receipt of purchase orders for Products, including, without limitation, the services of clinical application specialists (“CAS”), product delivery and installation (including, without limitation, compliance with the receiving and biomedical engineering support policies and procedures in place at each account into which Products are sold), customer training, overread services and other customer and technical services. With respect to purchase orders received prior to the Transition Date, Cambridge shall complete all product delivery, installation and customer training services with respect to such purchase order within 60 days of receipt of a purchase order for Products. With respect to purchase orders received subsequent to the Transition Date, Cambridge shall complete all product delivery, installation and customer training services with respect to such purchase order within 40 days of receipt of a purchase order for Products. For the 3 calendar month period ending August 31, 2007 (the “Initial Quarter”), if Cambridge ships at least [****] HearTwave Systems ([****] the Minimum Inventory) during the Initial Quarter, Cambridge shall not be deemed to have breached its obligations hereunder to ship Products during the Initial Quarter. For each subsequent 3 calendar month period during the Term of this Agreement (each a “Quarter”), to the extent Cambridge is unable to ship all purchase orders in accordance with Sections 4(a) and (b) as a direct result of an increase in purchase orders submitted by SJM as compared to the prior Quarter, Cambridge shall not be deemed to have breached its obligations hereunder to ship Products, if during such Quarter, Cambridge ships at least [****] the number of HearTwave Systems as it had shipped in the immediately prior Quarter. Notwithstanding anything to the contrary contained herein, Cambridge’s obligations to complete product delivery, installation and customer training services within a specified period shall be subject to such extensions as are requested by, or necessitated by the actions of, the purchasing party. Cambridge shall perform all account services pursuant to this Section 4(b) in accordance with its established performance standards and policies as of the Effective Date.

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(ii)	Cambridge shall have at least (A) 18 CAS in place and fully trained in accordance with Cambridge’s customary practices by June 30, 2007, and (B) 22 CAS and a target of 25 CAS in place and fully trained in accordance with Cambridge’s customary practices by September 30, 2007.

(c) Product Presentation. Cambridge is responsible for all artwork and other labeling for Product packaging. Cambridge shall include on all Product packaging any artwork and labeling to identify SJM as SJM may reasonably request.

(d) Product Demos. Cambridge shall provide, at its expense, such quantities of Products as SJM may reasonably request for sales demonstrations and training of SJM sales personnel, including up to, but no more than, 10 HearTwave II Systems within 10 Business Days after the Effective Date, of which up to three systems will have treadmills.

(e) Approvals and Registrations to be Obtained by Cambridge. Cambridge shall use commercially reasonable efforts to maintain, and if necessary, obtain, FDA Approval in the Territory and all other regulatory, import, and governmental reimbursement registrations and approvals necessary for SJM to sell the Products in the United States of America. SJM acknowledges that Cambridge makes no representation that it has or will maintain regulatory, import and governmental reimbursement registrations and approvals for SJM to sell Products in Canada and Mexico. Cambridge shall obtain such regulatory, import and governmental reimbursement registrations and approvals for SJM to sell Products in Canada and Mexico as the parties shall mutually agree to writing. All regulatory, import, and reimbursement registrations and approvals obtained by Cambridge for the Products shall be in the name of Cambridge, and Cambridge shall have all right, title, and interest in such registrations and approvals. Cambridge shall provide SJM with copies of all material correspondence with any applicable regulatory authority that relates to a registration or approval necessary for SJM to sell the Products in the United States of America within five Business days of receiving, sending or filing any such correspondence, as the case may be.

(f) Marketing Support and Materials. Subject to the limitations set forth in Section 4(j), Cambridge shall cooperate in SJM’s marketing process, supporting SJM’s efforts as reasonably requested by SJM. This cooperation and support may include, without limitation, providing product specifications, marketing materials, text, artwork, prints and drawings for marketing materials, biocompatibility test reports, human clinical use/trial protocols, data and reports, manufacturing and inspection/test documents, risk management/analysis reports, design and process verification and validation testing reports. None of the foregoing information may be incorporated into a sales or marketing document or presentation unless it is incorporated in marketing materials by Cambridge in accordance with the provisos in Section 3(a).

(g) Service Contracts. Cambridge will provide the end customer for each sale of the Products hereunder such opportunity to enter into a direct service contract with

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Cambridge with respect to warranty and technical support services in addition to the warranties provided under Section 9(a) on such terms and conditions as Cambridge generally offers such services to its other customers, which terms and conditions are subject to change by Cambridge from time to time.

(h) Referrals. Cambridge shall refer to SJM all inquiries regarding the Products received by Cambridge from SJM Target Accounts. As of the Effective Date, Cambridge shall terminate all agreements, arrangements or understandings, written or oral, with the sales representatives, sales agents or distributors for SJM Direct Competitors, including, without limitation, any finders fee or referral fee arrangements or inactive programs, and Cambridge shall communicate to each of its employees that any such agreements, arrangements or understandings shall be terminated.

(i) Lease Financing. At the request of SJM or a SJM Target Account, Cambridge shall use commercially reasonable efforts to arrange lease financing for customers, who lease the Products, through Cambridge’s existing lease financing partners, subject to the customary customer lease approval process of Cambridge and such lease financing partners.

(j) Marketing and Training Payments.

(i)	Within 10 days after the Effective Date, Cambridge shall pay to SJM by wire transfer to an account designated by SJM, $[****] to reimburse SJM for materials and marketing expenses associated with the launch of distribution of the Products.

(ii)	In addition to the payment pursuant to Section 4(j)(i), Cambridge shall pay to SJM, by wire transfer to an account designated by SJM, for SJM training expenses, the following amounts on or before the specified payment dates:

Payment Date	Payment Amount
[****]	$	[****]
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[****]	$	[****]

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(iii)	Notwithstanding anything to the contrary contained herein, in no event shall the aggregate direct expenses incurred by Cambridge as a result of the product demos contemplated by Section 4(d), the marketing and sales support contemplated by Section 4(f), and the sales and service training contemplated by Section 4(l) exceed $150,000 per annum.

(k) Discontinued and Replaced Products. Cambridge shall provide no less than 180 days’ advance written notice in the event of a discontinuance of any of the Products or the introduction of any next generation of products.

(l) Training. Subject to the limitations set forth in Section 4(j), as reasonably requested by SJM, Cambridge shall provide sales and service training to appropriate personnel of SJM; provided that, SJM shall continue to be primarily responsible for training of SJM personnel in accordance with Section 3(b).

(m) Cambridge Sales Prices. Cambridge shall sell and/or place Products to Cambridge Target Accounts at prices that are at least equal to the prices set forth on the Minimum Pricing Schedule (as amended in accordance with Section 6(b)), subject to Section 6(c)(v) and any regulatory or governmental limitations; provided, however, that Cambridge may sell Products at prices below those set forth on the Minimum Pricing Schedule, if Cambridge provides SJM with written notice of any such sale, together with a written amendment to the Minimum Pricing Schedule which reduces the minimum Sales Price for each Product sold to the lower price at which Cambridge sold such Product, both within five Business Days of the invoicing of such sale.

(n) Compliance with Law. Cambridge shall at all times manufacture, market, promote and distribute the Products in compliance with all applicable laws and regulations, including, without limitation, all federal and state laws regarding the manufacture, sales and marketing of medical devices, the reporting of fees paid to healthcare professionals, and the reporting of clinical research information. Without limiting the generality of the foregoing, SJM shall not (i) publish or employ, or cooperate in the publication or employment of any misleading or deceptive sales or marketing materials or practices with respect to the Products; or (ii) manufacture or label Products in violation of the Act.

5.	Intellectual Property Licenses.

(a) Cambridge grants to SJM the right and license to use Cambridge’s trademarks and any trademark registrations which Cambridge obtains and designates with respect to the Products and the Disposables (the “Trademarks”) in any sales, training or marketing materials developed by SJM pursuant to the terms of this Agreement, if (1) approved by Cambridge in accordance with the terms of this Agreement, or (2) such materials are consistent with materials previously used or approved by the parties which remain accurate and meet regulatory requirements. This trademark license in favor of SJM shall continue in effect only during the term of this Agreement. SJM agrees not to remove or obscure any product label affixed by Cambridge, unless necessary to comply with local language labeling requirements. All trademarks of, and trademark registrations obtained by, SJM and its affiliates shall be and remain owned by SJM and its affiliates. All trademarks of, and trademark registrations obtained by, Cambridge and its affiliates shall be and remain owned by Cambridge and its affiliates.

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(b) SJM grants to Cambridge the perpetual right and license to use any sales, training and marketing materials developed by SJM with respect to the Products other than trademarks and trade names and trademark and trade name registrations owned or licensed by SJM, except to the extent that granting such right and license would violate any agreement or law or would result in additional expenses for SJM. This license in favor of Cambridge shall survive the expiration or termination of this Agreement.

(c) All Intellectual Property of SJM shall be and remain owned by SJM. All Intellectual Property of Cambridge shall be and remain owned by Cambridge.

6.	Terms and Conditions of Sale.

(a) Terms of Orders. SJM Target Accounts shall submit to Cambridge (either directly or indirectly through SJM) executed purchase orders for the Products in accordance with Cambridge’s customary purchase order policies and procedures. Each purchase order shall include: (i) identification of the Products ordered; (ii) quantity; (iii) requested delivery date; (iv) shipping instructions and shipping address; (v) the Invoice Price; and (vi) customer acknowledgment of Cambridge’s Product return policy.

(b) Sale Price and Invoicing. On or before the Effective Date, Cambridge shall deliver to SJM a written schedule setting forth the minimum Sales Prices for the Products (the “Minimum Pricing Schedule”). The minimum Sales Prices set forth on the Minimum Pricing Schedule may be increased not more than once per calendar year (but not prior to December 31, 2007) upon at least 30 days written notice to SJM at the sole discretion of Cambridge in an amount not to exceed [****]% of the minimum Sales Price for each Product as listed on the Minimum Pricing Schedule in effect at that time. Effective upon the expiration of such 30-day notice period, the Minimum Pricing Schedule shall be deemed to have been amended to reflect any such price increases. SJM shall have the authority to sell or lease Products at such prices as it shall determine so long as the Sales Prices are at least equal to the minimum Sales Prices set forth on the Minimum Pricing Schedule, as amended from time to time in accordance with the terms of this agreement, subject only to any regulatory or governmental limitations; provided, however, that the Minimum Sales Price shall not apply to Leveraged Sales; provided, further, that the Minimum Pricing Schedule shall not apply to up to [****] Disposables Units sold or provided free of charge in connection with the placement by SJM of any HearTwave System. Cambridge shall invoice all sales of Products in accordance with all purchase orders submitted in accordance with Section 6(a), except for Leveraged Sales, which shall be invoiced by SJM. Except as otherwise set forth in this Agreement, Cambridge shall have the sole right and responsibility for establishing and modifying the terms and conditions with respect to the sale of the Products other than Leveraged Sales.

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(c) Agent Fees; Transfer Pricing.

(i)	Subject to the terms of this Section 6(c), Cambridge shall pay to SJM an agent fee, with respect to any sale or lease of Products to SJM Target Accounts, and subject to the limitations on agent fees set forth below, to Pipeline Accounts (as defined below) and ACC Sales Leads (as defined below) accounts, equal to (a) [****]% of the Sales Price for any Products other than those specified in Section 6(c)(i)(b), and (b) [****]% of the Sale Price for Disposables and, if and when offered for sale by Cambridge, [****]% of the Sale Price for Test Kits. Payment of all agent fees to SJM shall be due 45 days after the last day of each calendar month in which Product sales were shipped by Cambridge to SJM Target Accounts, Pipeline Accounts or ACC Sales Leads accounts. To the extent that subsequent to the payment of agency fees to SJM, Cambridge determines, in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis, that the amount owing under an outstanding invoice to a SJM Target Account, Pipeline Accounts or ACC Sales Leads accounts is uncollectible and such amount must be written off in accordance with GAAP, Cambridge may take an offset against future payments of agency fees to SJM equal to the agency fee related to such amount written off in accordance with GAAP. With respect to each of the first [****] complete calendar months after the Effective Date, SJM shall be paid its agent fee with respect to sales of Disposables to Cambridge Base Business Accounts [****]. For the avoidance of doubt, SJM shall be paid an agent fee with respect to all sales or leases of HearTwave Systems to Cambridge Base Business Accounts after the Effective Date. Notwithstanding anything to the contrary contained herein, SJM shall not be entitled to an agent fee with respect to any sales or leases from the Effective Date through May 31, 2007 to a Pipeline Account (a “Pipeline Sale”) unless a SJM sales representative provided direct assistance to Cambridge with respect to the Pipeline Sale, in which case SJM shall receive [****]% of its agent fee on such a Pipeline Sale and any sale of Disposables invoiced at the same time as the HearTwave Sale. Regardless of whether a SJM sales representative provides direct assistance to Cambridge with respect to Pipeline Sale, any Pipeline Sales will be counted fully for purposes of fulfilling the minimum sales targets in Section 11(d).

(ii)	Each of Cambridge and SJM shall designate sales representatives (the “ACC Sales Team”) to work jointly on generating sales leads while

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attending the annual meeting of American College of Cardiology to be held March 24 through March 27, 2007 in New Orleans, LA. The ACC Sales Team shall record by physician name on a written schedule (the “ACC Sales Schedule”) all sales leads generated by the ACC Sales Team (“ACC Sales Leads”). The ACC Sales Team shall develop a sales plan for each of the ACC Sales Leads. All sales activities related to ACC Sales Leads shall include the direct involvement of sales representatives from each of Cambridge and SJM. On any sales to ACC Sales Leads on or before the Transition Date, SJM shall receive [****]% of its agent fee with respect to such sales, unless a Cambridge sales representative provided direct assistance to SJM with respect to such sales, in which case SJM shall receive [****]% of its agent fee with respect to such sales. Any sales to ACC Sales Leads will be counted fully for purposes of fulfilling the minimum sales targets in Section 11(d). After the Transition Date, any sales to ACC Sales Leads shall be conducted in accordance with the exclusivity provisions of Section 2(a) and the agent fee provisions of Section 6(c)(i).

(iii)	In any Leveraged Sale, SJM shall purchase each Product (or component thereof) from Cambridge at a price equal to (A) [****]% of the minimum sales price set forth on the Minimum Pricing Schedule, as amended from time to time in accordance with the terms of this agreement, other than Disposables and Test Kits, and (B) [****]% of the minimum sales prices set forth on the Minimum Pricing Schedule, as amended from time to time in accordance with the terms of this Agreement, for Disposables or Test Kits.

(iv)	Within 15 days following the end of each calendar month, Cambridge shall provide SJM with a written report (in a format as reasonably requested by SJM) setting forth the Sales Price and actual shipping date for each Product shipped by Cambridge to a SJM Target Account during such calendar month.

(v)

Notwithstanding anything to the contrary contained in this Agreement, in connection with one or more clinical studies involving the Products, (A) Cambridge may place (by sale or otherwise) up to [****] HearTwave Systems per calendar year in Cambridge Target Accounts or SJM Target Accounts at such prices as Cambridge may determine in its sole discretion (without regard to the prices set forth on the Minimum Pricing Schedule), provided that prior to placing such HearTwave Systems, Cambridge shall provide SJM with a reasonable opportunity to review, and provide input concerning, Cambridge’s plans to place the HearTwave Systems in connection with the clinical study (it being understood that Cambridge shall determine in its sole discretion which physicians participate in any clinical study sponsored by Cambridge, and that Cambridge shall provide SJM with notice of its selection of any physician or account as a participant in a clinical study); (B) during the Term, Cambridge may place

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for no purchase price [****] additional HearTwave Systems in the SJM Target Accounts as set forth on Appendix D; (C) for purposes of fulfilling the minimum sales targets in Section 11(d), (1) SJM shall be credited with [****] percent ([****]%) of the HearTwave Systems that are placed (by sale or otherwise) under Section 6(c)(v)(A) or (B) to a SJM Target Account for any purchase price below the prices set forth on the Minimum Pricing Schedule, and (2) SJM shall be credited with [****] percent ([****]%) of the HearTwave Systems that are sold under Section 6(c)(v)(A) or (B) to a SJM Target Account for any purchase price at or above the prices set forth on the Minimum Pricing Schedule; and (D) an agent fee shall be paid to SJM with respect to HearTwave Systems that are sold to SJM Target Accounts under Section 6(c)(v)(A) or (B).

(d) Expenses. Except as otherwise set forth herein, each party shall bear its own expenses with respect to promotion, sales and distribution, as well as administrative and overhead expenses.

(e) Credit. Except as set forth in Section 6(c), Cambridge assumes all credit and other risks involved in sales other than Leveraged Sales under this Agreement. Except as set forth in Section 6(c), SJM assumes all credit and other risks involved in Leveraged Sales. All collection expenses on sales invoiced by Cambridge will be at Cambridge’s expense. All collection expenses on Leveraged Sales will be SJM’s expense.

(f) Payment Terms. Payment terms for sales or leases other than Leveraged Sales shall be Cambridge’s customary terms for the Products.

(g) Shipping Terms: Subject to Section 4(b), Cambridge shall ship Products to accounts in accordance with its customary policies and purchase orders.

7.	Regulatory Matters.

(a) Medical Device Establishment Registrations. Cambridge will maintain a Medical Device Establishment Registration (as defined under the Act) as manufacturer and specifications developer for the Products, as is required by law or regulation.

(b) Complaints and Medical Device Reporting. Each party will comply with applicable provisions of the Medical Device Reporting systems, including the requirements of 21 CFR Part 803, and each party will cooperate with the other for the efficient compliance therewith. Each of the parties agrees to notify the other within five Business Days of receipt from any customer of any significant medical injury or Medical Device Report (“MDR”) fileable complaint relating to any of the Products. Each party, with respect to its target accounts, will provide a preliminary investigation on such complaint or MDRs and provide a written summary of the findings from such investigation to the other party within fifteen Business Days following the receipt of notice of a significant medical injury or determination that an MDR is required to be filed. Cambridge shall provide a minimum of the following information within five Business Days following notification of a significant medical injury or MDR fileable complaint from SJM: (i) Device History

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Record evaluation, (ii) Batch/Lot size associated with the complaint and (iii) Assurance Record (visual, dimensional, functional inspections or process controls) associated with the complaint. Cambridge shall provide written follow-up within ten Business Days of any additional “request for analysis” or “corrective/preventive action request” received from SJM associated with a complaint.

(c) Remedial Actions. Cambridge will monitor regulatory matters with respect to the Products and will take all commercially reasonable actions necessary to maintain Product availability. The parties will notify each other within five Business Days of learning of any material regulatory development with respect to the Products. Each party will notify the other immediately, and promptly confirm such notice in writing, if it obtains information indicating that any of the Products may be subject to any Remedial Action. “Remedial Action” shall mean any recall, field corrective action, safety alert, notification or other regulatory action with respect to a Product taken either by virtue of applicable federal, state, foreign or other law or regulation or good business judgment. The parties will assist each other in gathering and evaluating such information as is reasonably necessary to determine the necessity of conducting any Remedial Action. Each party will maintain adequate records to permit Cambridge to trace the manufacture of the Products and the distribution and use of the Products. In the event Cambridge determines that any Remedial Action with respect to a Product sold to a SJM Target Account should be commenced or Remedial Action is required by any governmental authority having jurisdiction over the matter, Cambridge will control and coordinate all efforts necessary to conduct such Remedial Action, provided, however, that Cambridge shall be solely responsible for the direct and indirect costs of any Remedial Action relating to any of the Products. Without limiting the foregoing, such responsibility shall apply to any recall, whether required or recommended by any government or other authority or organization, or otherwise deemed appropriate by Cambridge. Cambridge shall monitor on-going manufacturing quality trends and promptly notify SJM in writing of any known material safety-related defects that are known to directly and materially impact present SJM inventory or previously distributed Products. Notification shall include description of issue, product/batch scope, and scope mitigation recommendation. Cambridge shall follow-up within three Business Days of notification with a Risk Analysis/Health Hazard Evaluation associated with the issue outlining investigative elements associated with issues severity, occurrence, and detection.

(d) Audits. Cambridge will give SJM reasonable access to its facilities and records to allow SJM to conduct full compliance audits relating to the manufacture of the Products, at SJM’s expense, as reasonably deemed necessary by SJM. The audit may include, without limitation, records relating to manufacturing compliance with the applicable Specifications (as defined in Section 10(a)), compliance with quality control and inspection reports procedures, compliance with Good Manufacturing Practices/Quality Systems Regulations promulgated under the Act, regulatory compliance, CE mark certification records and procedures, and compliance with ISO 13485-2003 requirements, as applicable. All audits will be conducted during Cambridge’s normal business hours, after two weeks’ prior written notice to Cambridge by SJM, and at times mutually agreeable to the parties. Cambridge will make its regulatory compliance and quality

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assurance personnel reasonably available to SJM in connection with such audits. If SJM recommends any corrective actions to Cambridge in connection with such audits, Cambridge will take any corrective action recommended by SJM with which Cambridge agrees within 30 days of receipt of any corrective action recommendations, if possible, or will inform SJM in writing of the reasons why Cambridge believes such corrective action is not required or cannot be completed within such 30-day period. SJM will be given access to audit any corrective action with which Cambridge agrees. If such audit discloses, in SJM’s good faith opinion, that the progress made by Cambridge as of the date of the audit with respect to the Products is such that Cambridge will be unable to make timely shipments to SJM in accordance with the purchase orders submitted by SJM to Cambridge or that all or any part of the Products are not in accordance with the applicable Specifications, SJM shall have the right to cancel any unshipped Products by written notice to Cambridge, without any liability for breach of this Agreement.

(e) Regulatory Inspections. Cambridge will promptly notify SJM of any inspection of its facilities manufacturing the Products or any component part of a Product by the Food and Drug Administration of the U.S. Department of Health and Human Services, ISO, CE mark certification organization or other federal, state, or local regulatory agency which relates to the manufacture, assembly, or packaging of the Products and provide SJM with information about the progress and outcome of such inspection, including, without limitation, copies of any notice of observations or warnings, requests for remedial action, corrective actions or other adverse findings.

(f) Notice of Certain Events. Cambridge shall notify SJM within five Business Days of (i) notice of any claim or, threat of any claim, to the effect that the Products or Cambridge’s use of the Cambridge Intellectual Property necessary for the manufacture or sale of the Products contemplated by this Agreement infringes upon or conflicts with the valid rights of any other person under any Intellectual Property; (ii) notice of any claim or, threat of any claim, to the effect that any Cambridge Intellectual Property necessary for the manufacture or sale of the Products contemplated by this Agreement is invalid or unenforceable by Cambridge; and (iii) receipt of any material correspondence between Cambridge and the FDA and the Centers for Medicare and Medicaid Services (“CMS”) with respect to the Products. SJM shall notify Cambridge in writing within five Business Days of the date on which it becomes aware that any of its employees or independent sales representatives or agents involved in the sales or marketing of the Products becomes the target of an investigation, or violates or is alleged to have violated laws or regulations, or otherwise engaged in misconduct, relating to sales or marketing practices with respect to Products, which notification shall include a summary of the investigation or misconduct, as the case may be.

(g) Assistance Between Parties. Each party shall provide reasonable assistance to the other, at no charge, if necessary to respond to regulatory audits, inspections, inquiries or requests concerning the Products. If either party is required to submit any information concerning the Products as part of a regulatory inspection or audit in connection with the manufacture and sale of the Products, either party will provide to the other party such documentation, data and other information as may be required for submission to the regulatory agency. Each party shall, if required, also provide to the regulatory agency or

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to the other party, as applicable, information concerning its quality control procedures and marketing of the Products and any other information reasonably requested by the regulatory agency. The parties shall each provide their reasonable cooperation and consultation to the other in addressing any issue raised by the regulatory agency concerning the marketing, sale or manufacture of the Products.

8.	Representations and Warranties.

(a) Cambridge Representations and Warranties. Cambridge represents and warrants to SJM, as of the date of this Agreement, that, except as set forth in that certain disclosure letter delivered by Cambridge to SJM on the date hereof:

(i)	it is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware;

(ii)	it has full power and authority to execute and deliver this Agreement, and to perform its obligations hereunder;

(iii)	this Agreement constitutes the valid and legally binding obligation of Cambridge, enforceable in accordance with its terms and conditions;

(iv)	neither the entering into of this Agreement nor the performance of any of its obligations hereunder will conflict with or constitute a breach under any obligation of Cambridge or under any agreement, contract or instrument to which Cambridge is a party or any other obligation, law or regulation by which Cambridge is bound;

(v)	the Products conform with the specifications set forth on Appendix E hereto and are manufactured in accordance with all applicable laws and regulations;

(vi)	Cambridge owns (or will own) or possesses (or will possess) licenses or other rights to use all Cambridge Intellectual Property necessary for the manufacture and sale of the Products contemplated by this Agreement;

(vii)	no claim is pending or, to the best of Cambridge’s knowledge, threatened to the effect that the Products or Cambridge’s use of the Cambridge Intellectual Property necessary for the manufacture or sale of the Products contemplated by this Agreement infringes upon or conflicts with the valid rights of any other person under any Intellectual Property;

(viii)	no claim is pending or, to the best of Cambridge’s knowledge, threatened to the effect that any Cambridge Intellectual Property necessary for the manufacture or sale of the Products contemplated by this Agreement is invalid or unenforceable by Cambridge;

(ix)	Cambridge has delivered to SJM true and correct copies of all material correspondence with respect to the Products (A) between Cambridge and

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the FDA since the dates on which the Products received 510(k) clearance and (B) between Cambridge and CMS since the date of the national coverage decision;

(x)	neither the FDA nor CMS has requested additional data, beyond any data requirements previously disclosed to SJM, in order for the Products to maintain FDA Approval and maintain the national coverage decision from CMS;

(xi)	Cambridge has delivered to SJM true and correct copies of all of Cambridge’s material contracts with respect to the manufacture or distribution of the Products, to the extent any provision of any such material contract remains in force; and

(xii)	its manufacturing facility is in compliance in all material respects with all applicable FDA 21 CFR Part 820 Good Manufacturing Practices/Quality System Regulations promulgated under the Act, and has obtained applicable ISO 13485-2003 certifications.

(b) SJM Representations and Warranties. SJM represents and warrants to Cambridge as of the date of this Agreement that, except as set forth in that certain disclosure letter delivered by SJM to Cambridge on the date hereof:

(i)	it is a corporation duly organized and validly existing and in good standing under the laws of the State of Minnesota;

(ii)	it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(iii)	this Agreement constitutes the valid and legally binding obligation of SJM, enforceable in accordance with its terms and conditions;

(iv)	neither the entering into of this Agreement nor the performance of any of its obligations hereunder will conflict with or constitute a breach under any obligation of SJM or under any agreement, contract or instrument to which SJM is a party or any other obligation, law or regulation by which SJM is bound; and

(v)	SJM owns (or will own) or possesses (or will possess) licenses or other rights to use all Intellectual Property used by Cambridge at the request of SJM pursuant to Section 4(c) of this Agreement.

9.	Product Warranty, Terms of Sale and Insurance.

(a) Product Warranty. Cambridge shall provide to original purchasers of Products from Cambridge or from SJM, in the case of Leveraged Sales, the limited warranty that Cambridge provides to its customers generally, which limited warranty is set forth on Appendix F, as the same may be modified from time to time by Cambridge.

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(b) Terms of Sale. Cambridge shall sell Products to original purchasers under the other terms and conditions of sale that Cambridge provides to its customers generally, which terms and conditions of sale are set forth on Appendix G, as the same may be modified from time to time by Cambridge.

(c) Insurance. Cambridge will maintain an occurrence based product and general liability policy of not less than $[****] per occurrence/aggregate.

10.	[RESERVED]

11.	Term and Termination.

(a) Initial Term. This Agreement shall commence on the Effective Date and continue in force until April 30, 2010 (the “Initial Term” and, as extended pursuant to Section 11(b) or Section 11(c), terminated pursuant to Section 11(d), or otherwise extended or terminated by agreement of the parties, the “Term”).

(b) Renewal. After the Initial Term, this Agreement will automatically renew with no further action by the parties for a period of two years (a “Renewal Period”) upon the expiration of (i) the Initial Term, or (ii) any Renewal Period, unless this Agreement is terminated in accordance with Section 11(d).

(c) Extension on Change of Control. In the event that Cambridge completes a Change of Control Transaction as of a date (the “Change of Control Date”) that is less than one year prior to the expiration date of the Initial Term, SJM, in its sole discretion, may, upon written notice to Cambridge, extend the Initial Term to a date that is one year after the Change of Control Date; provided that, the Initial Term shall not be extended in accordance with this Section 11(c) if Cambridge pays SJM a termination fee of $5.0 million by wire transfer within 30 days of SJM’s written notice to extend the Initial Term as provided in this Section 11(c). The parties understand and acknowledge that a Change of Control Transaction does not permit Cambridge to terminate this Agreement prior to the expiration of the Initial Term or any Renewal Periods, if any.

(d) Termination. This Agreement may be terminated:

(i)	by either party in the event that (A) the other party has committed a material breach of its obligations hereunder, (B) the terminating party has given written notice of such material breach to the other party, and (C) such other party has failed to correct such material breach within 60 days of such written notice;

(ii)	by either party if (A) the other party shall be unable to pay its debts as they become due, (B) the other party makes or seeks to make an arrangement with or an assignment for the benefit of creditors, (C) if proceedings in voluntary or involuntary bankruptcy are instituted by, on behalf of or against, such other party, or (D) if a receiver or trustee of the other party’s property is appointed;

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(iii)	by either party effective at the expiration of the Initial Term or a Renewal Period, if any, only upon such party by giving written notice to the other party of its intention to terminate this Agreement at least six months prior to the expiration of the Initial Term or the Renewal Period;

(iv)	by Cambridge in the event that SJM fails to achieve the minimum sales targets during the measurement periods as follows (with each of the measurement periods set forth in A through D below being referred to as a “Measurement Period”):

A.	For the period from the Effective Date through December 31, 2007 at least [****] of the HearTwave Systems shall have been sold into the SJM Target Accounts, Pipeline Accounts and ACC Sales Leads accounts;

B.	For the period from the Effective Date through April 30, 2008 (such period is referred to as “Year 1”), at least [****] of the HearTwave Systems shall have been sold into the SJM Target Accounts, Pipeline Accounts and ACC Sales Leads accounts;

C.	For the period from May 1, 2008 through April 30, 2009 (such period is referred to as “Year 2”), SJM shall have sold to Target SJM Accounts at least that number of the HearTwave Systems equal to the lower of (i) [****], or (ii) [****]% of the number of HearTwave Systems sold by SJM during Year 1; provided that the minimum sales target for Year 2 shall not be less than [****]; and

D.	For the period from May 1, 2009 through April 30, 2010 (such period is referred to as “Year 3”), SJM shall have sold to SJM Target Accounts at least that number of the HearTwave Systems equal to the lower of (i) [****], or (ii) [****]% of the number of HearTwave Systems sold by SJM during Year 2; provided that, the minimum sales target for Year 3 shall not be less than [****].

Notwithstanding the forgoing to the contrary, if SJM achieves at least [****]% but less than [****]% of the minimum sales target for any Measurement Period, Cambridge shall not have the right to terminate this Agreement if SJM elects to pay Cambridge a dollar amount equal to the result of the following equation (the “Remedy Amount”) by wire transfer within 15 days of Cambridge’s written notice of its intent to terminate:

[****]

(v)	by SJM in the event that Cambridge completes a Change of Control Transaction with a SJM Direct Competitor.

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(e) Effect of Expiration or Termination. In the event of expiration or termination of this Agreement for any reason, the parties shall have the following rights and obligations:

(i)	termination of this Agreement shall not release either party from the obligation to make payment of all amounts then due and payable or accrued (which are not the subject of a good faith dispute);

(ii)	Cambridge shall continue to supply SJM’s requirements for the Products to the extent necessary for SJM to perform its obligations under any Product orders existing on the date of termination that SJM is unable to terminate or assign to Cambridge;

(iii)	SJM shall deliver to Cambridge or destroy, upon request, all Product materials supplied by Cambridge and all Product training or sales and marketing materials of any kind to the extent related to the Products regardless of whether such materials were developed by SJM or Cambridge, except for such materials as are required by SJM in connection with any sales to fulfill outstanding tenders and orders;

(iv)	the license to use Trademarks set forth in Section 5(a) shall terminate (except to the extent needed to fulfill Product tenders and orders existing on the date of termination under this Section 11(e)); and

(v)	the obligations of Cambridge and SJM pursuant to Sections 5(b) (Intellectual Property Licenses), 8 (Representations and Warranties), 9 (Product Warranty and Insurance), 10 (Inspection and Dispute Resolution), 11 (Term and Termination), 13 (Indemnification), 14 (Confidential Information and Publicity), and 15 (General Provisions) of this Agreement will survive any expiration or termination of this Agreement.

Nothing herein will limit any remedies which a party may have for the other party’s default, except as expressly provided herein. Neither party shall be liable to the other for any damage in connection with that party’s termination of this Agreement by written notice in accordance with Section 11(d). SJM shall not be liable to Cambridge for any damages in connection with any failure by SJM to achieve the minimum sales targets for any measurement period as set forth in Section 11(d)(iv), and termination of this Agreement pursuant to Section 11(d)(iv) shall be Cambridge’s sole and exclusive remedy for any failure by SJM to achieve the minimum sales targets for any period. Cambridge acknowledges that Canada and Mexico are not material markets for the Products, and accordingly, Cambridge may not seek to terminate this Agreement based on any claim based on, or related to, SJM’s failure to market, or delay in marketing, the Products in Canada or Mexico.

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12.	Infringement by Third Parties.

(a) When information comes to the attention of either Cambridge or SJM to the effect that any of the Intellectual Property of Cambridge or SJM related to the Products has been infringed by a third party (the party whose Intellectual Property has been or is threatened to be infringed, being referred to as the “Infringed Party”), Cambridge or SJM, as the case may be, shall notify the other party in writing within ten Business Days of any such infringement or threatened infringement of which it becomes aware. The Infringed Party shall have the initial right (after consultation with the other party) to take any action to eliminate or minimize the consequences of such infringement or otherwise enforce Infringed Party’s rights and the other party shall, at the Infringed Party’s expense, cooperate with the Infringed Party in any such action. The other party, however, shall have the right to participate, but not as a party, at its own cost in any legal action brought by the Infringed Party to eliminate or minimize the consequences of any infringement of Intellectual Property of the Infringed Party. If the Infringed Party determines that it is necessary or desirable for the other party to join any such suit, action or proceeding, the other party shall, at Infringed Party’s expense, execute all documents and perform such other acts as may be reasonably required. If Infringed Party initiates suit hereunder it shall have the exclusive right to employ counsel of its own selection and to direct and control the litigation or any settlement thereof and shall be entitled to first reimburse itself out of any sums recovered in such suit or in settlement thereof for all costs and expenses, including reasonable attorneys’ fees, necessarily involved in the prosecution of such suit, and any funds that shall remain from said recovery shall be distributed to Infringed Party and the other party in proportion to the loss incurred by each of Infringed Party and the other party.

(b) In the event that the Intellectual Property of the Infringed Party has been infringed by a third party, such third party is selling a commercial product in the marketplace that is materially affecting the other party’s ability to sell the Products, and the Infringed Party takes no action to stop the infringement of the Intellectual Property of Infringed Party within 90 days of receipt of notice from the other party requesting Infringed Party to take such action, then, at the Infringed Party’s sole election, the other party shall have the right either (i) to commence an action against the infringer, at its own expense and in its own name and shall have the right to join Infringed Party as a party plaintiff and Infringed Party shall join in any such action or (ii) to terminate this Agreement. Infringed Party shall execute all documents and take all other actions, at the other party’s expense, including giving testimony, which may reasonably be required in connection with such suit, action or proceeding. In the event that the other party institutes an action under this Section 12(b), the other party shall have the exclusive right to employ counsel of its own selection and to direct and control the litigation or any settlement thereof (subject to the last sentence of this Section 12(b)), and shall be entitled to first reimburse itself out of any sums recovered in such suit or in settlement thereof for all costs and expenses, including reasonable attorneys’ fees, necessarily involved in the prosecution of such suit, and any funds that shall remain from said recovery shall be distributed to Infringed Party and the other party in proportion to the loss incurred by each of Infringed Party and the other party. If the other party desires to settle such claim or suit, it shall first give

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Infringed Party written notice of the terms of the proposed settlement and the Infringed Party must approve such proposal before the other party will be entitled to settle such claim or suit.

13.	Indemnification.

(a) Cambridge agrees to indemnify, defend, and hold SJM and its directors, officers, employees, agents and representatives (the “SJM Parties”) harmless from and against, and to assume all direct and indirect costs and expenses (including attorney’s fees) for any third party claims against any of the SJM Parties:

(i)	for bodily injury, including, but not limited to, death, or other damages arising out of the sale, distribution, or resale of any Products from: (A) defects of product design or manufacturing, or (B) a breach by Cambridge of any representations, warranties or covenants of Cambridge hereunder; including, without limitation, breach of any product warranties referred to in Section 9(a), or

(ii)	alleging the Cambridge Intellectual Property or the Products infringe or violate the Intellectual Property right of a third party,

except, in each case, to the extent any such injury, damage, cost or expense is caused by the sole negligence of SJM.

(b) SJM agrees to indemnify, defend, and hold Cambridge and its directors, officers, employees, agents and representatives (the “Cambridge Parties”) harmless from and against, and to assume all direct and indirect costs and expenses (including attorney’s fees) for any third party claims against any of the Cambridge Parties:

(i)	for bodily injury, including, but not limited to, death, or other damages arising out of any breach by SJM of any representations, warranties or covenants of SJM hereunder, or

(ii)	alleging the Intellectual Property of SJM or any sales, training or marketing materials developed by SJM with respect to the Products infringes or violates any Intellectual Property right of a third party, except to the extent such marketing materials or Intellectual Property include or incorporate information or Intellectual Property supplied to SJM by Cambridge, except, in each case, to the extent any such injury, damage, cost or expense is caused by the sole negligence of Cambridge.

14.	Confidential Information and Publicity.

(a) Each party agrees, and will cause its affiliates, to keep confidential and not to publish (by press release, press interview, analyst call, or otherwise) or otherwise divulge or use for its own benefit or for the benefit of any third party any information of a confidential

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or proprietary nature furnished to it by the other party, or the existence and terms of this Agreement or the existence or results of the parties’ collaboration hereunder, without the prior written approval of the other party, except to those of such party’s employees and representatives as may need to know such information for purposes of the transactions contemplated by the parties’ agreements, and except as required by applicable law or by obligations pursuant to any listing agreement with or rules of any trading market for either party. In the event of any such required disclosure, the disclosing party will (i) provide the other party with written notice of the required disclosure at least 24 hours in advance of such disclosure if practicable under the circumstances, and (ii) limit such disclosure to the minimum required under the applicable law or obligations, whether through a request for confidential treatment or otherwise. The confidentiality obligation described above shall not apply to information of the other party which: (x) was already known by the recipient prior to the time of its disclosure by the disclosing party to the recipient; (y) is publicly available or later becomes publicly available through no fault of the recipient; or (z) is disclosed to the recipient by a third party having no similar confidentiality obligation.

(b) Subject to the limitations and prohibitions of Section 14(a) and except to the extent that any public announcement is consistent with prior public announcements approved by SJM and Cambridge and which remain accurate, any public announcement, including any announcement to employees, customers, suppliers or others having dealings with Cambridge, or similar publicity with respect to this Agreement, the transactions contemplated by this Agreement, the Products or any other matters related to the relationship between the parties, will be issued, if at all, at such time and in such manner as SJM and Cambridge shall consent, which consent shall not be unreasonably withheld.

15.	General Provisions.

(a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, excluding the United Nations Convention on Contracts for the International Sale of Goods, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws.

(b) Jurisdiction and Venue. Each party submits to the exclusive jurisdiction of any state or federal court located in Ramsey County or Hennepin County, Minnesota, U.S.A. or in Suffolk County or Middlesex County, Massachusetts, U.S.A , over any suit, action or proceeding (“Action”) arising out of or relating to this Agreement or the relationship between the parties. Each party waives any objection to the venue of any Action brought in such court and any claim that the Action has been brought in an inconvenient forum. Each party agrees that a final judgment in any Action brought in such court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it may be subject.

(c) Entire Agreement. This Agreement represents the entire agreement and understanding of Cambridge and SJM with respect to distribution of the Products and supersede all previous agreements and understandings related thereto.

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(d) Amendments. This Agreement may only be amended or modified in writing signed by authorized representatives of SJM and Cambridge.

(e) Severability. In the event that any provision of this Agreement is held to be invalid or unenforceable, this Agreement will continue in full force and effect without said provision and will be interpreted to reflect the original intent of the parties. In such event, the parties shall in good faith attempt to negotiate a substitute clause for any provision declared invalid or unenforceable, which substitute clause shall most nearly approximate the intent of the parties in agreeing to such invalid or unenforceable provision, without itself being invalid or unenforceable.

(f) Construction Against Waiver. Waiver by either party of a breach of any provision of this Agreement or the failure by either party to exercise any right hereunder will not operate or be construed as a waiver of any subsequent breach of that provision or as a waiver of any other right.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. A facsimile signature of this Agreement shall be valid and have the same force and effect as a manually signed original.

(h) Assignment. Neither Cambridge nor SJM may assign any of its rights or obligations pursuant to this Agreement without the prior written consent of the other party, except to a successor to substantially all of the business of either party by merger, sale of assets, or other form of reorganization; provided, however, that SJM may assign its rights, interests or obligations hereunder to any of its controlled affiliates without the prior consent of Cambridge, so long as SJM guarantees to Cambridge the performance of SJM’s obligations under this Agreement by such controlled affiliate; and, provided, further, that SJM may sell the Products through agents or subdistributors, so long as SJM remains responsible for the actions of its agents or subdistributors under this Agreement.

(i) Notices. All notices under this Agreement must be in writing and will be deemed given if sent by facsimile (except for legal process), certified or registered mail or commercial courier (return receipt or confirmation of delivery requested), or by personal delivery to the party to receive the notice or other communications called for by this Agreement at the following addresses (or at another address for a party as specified by a party by like notice):

Cambridge	SJM
Cambridge Heart, Inc. 1 Oak Park Drive Bedford, MA 01730	St. Jude Medical, Inc. One Lillehei Plaza St. Paul, MN 55117-9913

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with a copy to (which shall not constitute notice):

Nutter McClennen & Fish LLP 155 Seaport Boulevard Boston, MA 02210 Attn. Michelle L. Basil	Dorsey & Whitney LLP 50 South Sixth Street Minneapolis, MN 55402 Attn. Jonathan B. Abram

(j) Non-Hire. Without the prior written consent of the other party, neither party shall, during the Term and for 12 months thereafter, either directly or indirectly, hire or otherwise engage, or cause, aid or assist any other person or entity (including its subsidiaries, parents or other affiliates) to hire or otherwise engage, any current or former employee of the other party or any affiliate of the other party for a period of 12 months after the termination of such individual’s employment relationship with the other party or affiliate of the other party.

(k) Force Majeure. Each of the parties hereto will be excused from its performance of its obligations hereunder if the performance is prevented by force majeure, and that excuse will continue so long as the condition constituting that force majeure continues plus 30 days after the termination of the condition, but will not in any event exceed 120 days. Either party, if excused from such compliance as aforesaid under this Section 15(k), agrees to give prompt notice to the other party of the relevant circumstances, to use its best efforts to overcome the obstacles of such performance, and to resume performance as soon as practicable. For the purposes of this Agreement, “force majeure” is defined to include causes beyond the control of SJM or Cambridge, including without limitation acts of God, acts, regulations or laws of any government, war, warlike activity, acts of terrorism, insurrection, civil commotion, transportation delay, governmental action (whether or not with proper authority) destruction of production facilities or materials by fire, flood, earthquake or storm, or medical epidemics.

(l) No Strict Construction. This agreement has been prepared with the participation of each party and will not be strictly construed against either party. Each party acknowledges that it has consulted with, or has had the opportunity to consult with, counsel of its choice, and that in executing this Agreement it has not relied upon any statements, representations or agreements of any other person other than those contained herein.

(m) Headings; Interpretation. The captions to the several sections hereof are not a part of this Agreement, but are included for convenience of reference only and shall not affect its meaning or interpretation. Each reference to “include” or “including” or “includes” shall be deemed to be followed by the words “without limitation.”

(n) Third Party Beneficiaries. SJM’s controlled affiliates, including, without limitation, (i) St. Jude Medical S.C., Inc., and (ii) SJM International, Inc., are third party beneficiaries of this Agreement.

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To witness their agreement, the parties have caused this Agreement to be signed below by their respective officers.

CAMBRIDGE HEART, INC.		ST. JUDE MEDICAL, INC.

By:	/s/ Robert P. Khederian	By:	/s/ John C. Heinmiller

Robert P. Khederian		John C. Heinmiller
(Print Name)		(Print Name)

Title:	President & Chief Executive Officer	Title:	Executive Vice President & CFO